UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2008

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 21, 2008, iGo, Inc. (“iGo”) held its annual meeting of stockholders, at which stockholders elected Peter L. Ax and Michael J. Larson to serve as Class II members of iGo’s Board of Directors with terms expiring at iGo’s annual meeting of stockholders in 2011. The remaining directors consist of Michael D. Heil and Robert W. Shaner, who serve as Class III members of iGo’s Board of Directors with terms expiring at the annual meeting of stockholders in 2009, and Larry M. Carr, who serves as a Class I member of iGo’s Board of Directors with a term expiring at the annual meeting of stockholders in 2010.
     On May 21, 2008, Jeffrey R. Harris’ term as a member of iGo’s board of directors expired, and Mr. Harris was not nominated for re-election. Additionally, effective May 21, 2008, iGo’s Board of Directors, pursuant to Article VII Section 11 of iGo’s Amended and Restated Bylaws bylaws, reduced the size of the board of directors from 6 members to 5 members.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 21, 2008, iGo changed its name from Mobility Electronics, Inc. to iGo, Inc. The name change was effected pursuant to Section 253 of the Delaware General Corporation Law through iGo’s merger with a newly formed wholly owned subsidiary and stockholder approval was not required. The merger did not effect iGo’s outstanding shares and no other changes were made to iGo’s Certificate of Incorporation. In connection with the merger and related name change, iGo applied for, and received, a new CUSIP number for its common stock, which is now 449593 102. iGo also changed its stock ticker symbol on the NASDAQ Global Market from “MOBE” to “IGOI.”
     A copy of the Certificate of Ownership and Merger effecting the name change is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the name change is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     In addition, on May 21, 2008, iGo’s Board of Directors approved amendments to its Bylaws that (1) reflect the name change to iGo, Inc. and (2) provide for the issuance of uncertificated shares. The amendment to provide for the issuance of uncertificated shares was approved in order to comply with Nasdaq Stock Market Marketplace Rule 4350(l), which requires Nasdaq-listed securities to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. A direct registration program is a system for book-entry ownership of stock or other securities, in which shares are owned, recorded and transferred electronically without issuance of a physical share certificate.
     A copy of iGo’s Second Amended and Restated Bylaws, as modified by the above-described amendments and as currently in effect, is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.
     Also, on May 21, 2008, iGo filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate all references in iGo’s Certificate of Incorporation to its Series C, D, E and F Preferred Stock. No shares of these various classes of preferred stock are currently outstanding. A copy of the Certificate of Elimination is attached to this Current Report on Form 8-K as Exhibit 3.3 and is incorporated herein by reference.

Item 8.01.	Other Events.
     During the May 21, 2008, annual meeting, iGo’s stockholders ratified the appointment of KPMG LLP as iGo’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger effecting name change to iGo, Inc.

3.2	Second Amended and Restated Bylaws of iGo, Inc.

3.3	Certificate of Elimination of Elimination of Series C, Series D, Series E, and Series F Preferred Stock

99.1	Press Release issued May 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IGO, INC.
Dated: May 21, 2008	By:	/s/ Joan W. Brubacher
		Name:	Joan W. Brubacher
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

3.1	Certificate of Ownership and Merger effecting name change to iGo, Inc.

3.2	Second Amended and Restated Bylaws of iGo, Inc.

3.3	Certificate of Elimination of Elimination of Series C, Series D, Series E, and Series F Preferred Stock

99.1	Press Release issued May 21, 2008